UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2015

MAD CATZ INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10680 Treena Street, Suite 500

San Diego, California 92131

(Address of Principal Executive Offices)

(858) 790-5008

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On October 14, 2015, Mad Catz Interactive, Inc. and Mad Catz, Inc. (collectively, “Mad Catz”), entered into that certain Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement with Harmonix Music Systems, Inc. (“Harmonix”) for the manufacturing, co-publishing and distribution of the Rock Band 4 video game and associated hardware and peripherals (the “Agreement”). Pursuant to the Agreement, which is effective March 4, 2015, Harmonix will be responsible for development, marketing and music licensing of the Rock Band 4 video game, and Mad Catz will be responsible for hardware development and hardware and physical game manufacturing, distribution, and channel marketing costs related to such distribution. Mad Catz will act as publisher of record for all the physical copies of the Rock Band 4 software and hardware, while Harmonix will act as publisher of record for all digital copies of the Rock Band 4 game and associated downloadable content.

The description of the Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits.

10.1	Harmonix Rock Band 4 Manufacturing, Publishing and Distribution Agreement. Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2015	MAD CATZ INTERACTIVE, INC.

	By:	/s/ KAREN MCGINNIS
Name: Karen McGinnis
Its: Chief Financial Officer